Exhibit 99.2

CRANE CO.

Consolidated Income Statement Data

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net Sales:
Aerospace & Electronics	$145,202	$138,767	$554,445	$511,624
Engineered Materials	69,274	62,942	304,824	276,186
Merchandising Systems	36,248	43,086	166,298	169,205
Fluid Handling	235,456	222,507	953,961	861,937
Controls	20,248	18,515	82,143	71,950
Intersegment Elimination	(90)	(215)	(422)	(567)

Total Net Sales	$506,338	$485,602	$2,061,249	$1,890,335

Operating Profit:
Aerospace & Electronics	$25,457	$24,928	$86,136	$92,650
Engineered Materials	12,147	9,476	62,982	54,072
Merchandising Systems	1,434	1,957	12,797	9,722
Fluid Handling	22,545	12,659	76,132	52,152
Controls	1,986	1,714	7,274	5,529
Corporate	(8,454)	(4,493)	(31,699)	(27,821)

Operating Profit before Income (Charge)	55,115	46,241	213,622	186,304
Asbestos and Environmental Income (Charge)	—	14,019	—	(347,794)

Total Operating Profit (Loss)	55,115	60,260	213,622	(161,490)

Interest Income	1,368	121	2,372	1,366
Interest Expense	(5,391)	(5,114)	(22,416)	(23,161)
Miscellaneous- Net	101	15,178	2,946	15,115

Income (Loss) Before Income Taxes	51,193	70,445	196,524	(168,170)
Provision (Benefit) for Income Taxes	15,870	24,075	60,487	(62,749)

Net Income (Loss)	$35,323	$46,370	$136,037	$(105,421)

Share Data:
Net Income (Loss) Per Diluted Share	$0.58	$0.78	$2.25	$(1.78)

Average Diluted Shares Outstanding	60,928	59,750	60,413	59,251
Average Basic Shares Outstanding	60,233	59,123	59,816	59,251

Supplemental Data:
Cost of Sales	$347,630	$328,531	$1,418,662	$1,646,668
Selling, General & Administrative	103,593	96,811	428,965	405,157
Depreciation and Amortization *	12,754	13,732	55,715	55,716

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	December 31, 2004
ASSETS
Current Assets
Cash and Cash Equivalents	$180,392	$50,727
Accounts Receivable	289,521	308,140
Inventories	272,354	284,291
Other Current Assets	56,128	59,648

Total Current Assets	798,395	702,806

Property, Plant and Equipment	263,791	287,596
Insurance Receivable - Asbestos	224,600	245,160
Other Assets	284,345	301,865
Goodwill	568,355	579,081

Total Assets	$2,139,486	$2,116,508

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt and Loans Payable	$254	$371
Accounts Payable	149,647	161,477
Current Asbestos Liability	55,000	67,800
Accrued Liabilities	174,366	157,730
Income Taxes	19,322	22,636

Total Current Liabilities	398,589	410,014

Long-Term Debt	293,248	296,592
Deferred Income Taxes	71,406	71,367
Long-Term Asbestos Liability	526,830	581,914
Pension, Postretirement and Other Liabilities	96,119	92,927
Shareholders’ Equity	753,294	663,694

Total Liabilities and Shareholders’ Equity	$2,139,486	$2,116,508

CRANE CO.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Operating Activities:
Net income (loss)	$35,323	$46,370	$136,037	$(105,421)
Charges for asbestos and environmental - net of tax	—	(9,112)	—	229,272
Gain on divestiture	—	(9,468)	—	(9,468)
Income from joint venture	(1,489)	(1,313)	(5,965)	(4,041)
Depreciation and amortization	12,754	13,732	55,715	55,716
Cash provided by (used for) operating working capital	40,095	11,646	5,032	(27,403)
Other	11,474	14,454	26,139	10,365

Subtotal	98,157	66,309	216,958	149,020

Payments for asbestos-related fees and costs, net	(20,782)	(9,720)	(45,338)	(28,056)
(Payment) refund associated with terminated Master Settlement Agreement	—	(10,000)	9,925	(10,000)

Total provided from operating activities	77,375	46,589	181,545	110,964

Investing Activities:
Capital expenditures	(9,530)	(6,855)	(27,164)	(22,507)
Proceeds from disposition of capital assets	4,770	2,832	6,339	3,738
Payments for acquisitions, net	(1,666)	—	(8,823)	(49,957)
Proceeds from divestitures	—	15,320	—	15,320

Total (used for) provided from investing activities	(6,426)	11,297	(29,648)	(53,406)

Financing Activities:
Dividends paid	(7,533)	(5,918)	(26,962)	(23,686)
Settlement of treasury shares acquired on the open market	—	—	—	(42,748)
Stock options exercised - net of shares reacquired	7,990	4,873	18,624	14,509
Repayment of debt, net	(1,427)	(40,879)	(4,843)	(99,868)

Total used for financing activities	(970)	(41,924)	(13,181)	(151,793)

Effect of exchange rate on cash and cash equivalents	(3,191)	2,566	(9,051)	2,444

Increase (decrease) in cash and cash equivalents	66,788	18,528	129,665	(91,791)
Cash and cash equivalents at beginning of period	113,604	32,199	50,727	142,518

Cash and cash equivalents at end of period	$180,392	$50,727	$180,392	$50,727

CRANE CO.

Order Backlog

(in thousands)

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Aerospace & Electronics	$365,010	$366,109	$370,913	$367,472	$341,505
Engineered Materials	17,241	20,673	15,964	19,414	16,376
Merchandising Systems	9,183	8,362	9,298	9,469	11,998
Fluid Handling	188,832	194,436	201,768	200,578	183,158
Controls	16,864	15,182	14,952	15,625	13,696

Total Backlog	$597,130	$604,762	$612,895	$612,558	$566,733

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2006 Estimate	2005		2004
INCOME ITEMS:
Operating Profit (Loss)	$55,115	$60,260		$213,622		$(161,490)
Asbestos and Environmental (Income) Charges - Pre-Tax		(14,019)				347,794

Operating Profit before Asbestos and Environmental	$55,115	$46,241		$213,622		$186,304

Operating Profit Margin %
Operating Profit (Loss)	10.9%	12.4%		10.4%		(8.5)%
Asbestos and Environmental (Income) Charges - Pre-Tax		(2.9)				18.4

Operating Profit before Asbestos and Environmental	10.9%	9.5%		10.4%		9.9%

Net Income (Loss)	$35,323	$46,370		$136,037		$(105,421)
Asbestos and Environmental (Income) Charges - Net of Tax		(9,112)				229,272
Gain on Victaulic Divestiture - Net of Tax		(6,533)				(6,533)

Net Income before Asbestos, Environmental and Gain on Victaulic	$35,323	$30,725		$136,037		$117,318

Per Diluted Share:
Net Income (Loss)	$0.58	$0.78		$2.25		$(1.78)
Asbestos and Environmental (Income) Charges - Net of Tax		(0.15)				3.87
Gain on Victaulic Divestiture - Net of Tax		(0.11)				(0.11)

Net Income before Asbestos, Environmental and Gain on Victaulic	$0.58	$0.52		$2.25		$1.98

CASH FLOW ITEMS:
Cash Provided from Operating Activities before Asbestos - Related Payments	$98,157	$66,309	$240,000	$216,958		$149,020
Net Asbestos Payments	(20,782)	(9,720)	(45,000)	(45,338	) (a)	(28,056	) (a)
(Payment) Refund Associated with Terminated Master Settlement Agreement		(10,000)		9,925		(10,000)

Cash Provided from Operating Activities	77,375	46,589	195,000	181,545		110,964
Less: Capital Expenditures	(9,530)	(6,855)	(30,000)	(27,164)		(22,507)

Free Cash Flow	$67,845	$39,734	$165,000	$154,381		$88,457

(a)	Includes certain legal fees and expenses relating to the terminated Master Settlement Agreement amounting to $5.1 million in 2005 and $7.9 million in 2004.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.